                                                                     EXHIBIT 4.1


                              IRT PROPERTY COMPANY

                                              Issuer
                                       and

                                IRT PARTNERS L.P.

                                              Guarantor
                                       to

                             SUNTRUST BANK, ATLANTA

                                              Trustee

                      -------------------------------------

                          Supplemental Indenture No. 3

                         Dated as of September 9, 1998

                      -------------------------------------

                       GUARANTEE OF SENIOR DEBT SECURITIES

         SUPPLEMENTAL INDENTURE NO. 3, dated as of September 9, 1998 (this "Supplemental Indenture"), among IRT PROPERTY COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (the "Company"), IRT PARTNERS L.P., a limited partnership duly organized and existing under the laws of the State of Georgia (the "Guarantor"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation duly organized and existing under the laws of the State of Georgia, as Trustee (the "Trustee").


                                    RECITALS

         WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of November 9, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-63523), providing for the issuance from time to time of senior debt securities of the Company (the "Securities");

         WHEREAS, the Company has transferred certain of its assets to the Guarantor and, as a consequence of such transfer, the Guarantor will provide the guaranty herein set forth (the "Guaranty") of the Obligations (as defined herein);

         WHEREAS, Section 901(9) of the Indenture permits the Company and the Trustee to enter into indentures supplemental thereto without the consent of any Holder of Securities to make any change to the Indenture, provided that such change does not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Supplemental Indenture directly benefit, and are within the partnership purposes and best interests of, the Guarantor;

         WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture and the Board of Directors of the Guarantor's general partner has duly adopted resolutions authorizing the Guarantor to execute and deliver this Supplemental Indenture; and

         WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Trustee and the Holders full and prompt payment and performance when due, whether at maturity, by acceleration or otherwise, of all Obligations. Each Obligation shall rank pari passu with each other Obligation.

                                   ARTICLE ONE

                                   DEFINITIONS


         SECTION 1.1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires: (a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and (b) all references herein to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture. As used herein, "Obligations" means
(a) all payment and performance obligations of the Company (i) under the Indenture with respect to the Securities, (ii) under the Securities and (iii) as a result of the issuance of the Securities and (b) the obligation to pay an amount equal to the amount of any and all damages which the Trustee and the Holders, or any of them, may suffer by reason of a breach by either the Company or any other obligor of any obligation, covenant or undertaking under (i) the Indenture with respect to the Securities or (ii) the Securities.


                                   ARTICLE TWO

                                    GUARANTY


         SECTION 2.1. Obligations Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Trustee and the Holders, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Trustee and the Holders, or any of them, for the Obligations or any part thereof, whether under the Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that the Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to the Guaranty.

         SECTION 2.2. Guaranty Final. Upon the execution and delivery of this Supplemental Indenture by the parties hereto, this Supplemental Indenture shall be deemed to be finally executed and delivered by the parties hereto and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Trustee, the Holders, the Company, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Supplemental Indenture or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

         SECTION 2.3. Amendment and Waiver. No alteration or waiver of this Supplemental Indenture or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party or its general partner, as applicable.

         SECTION 2.4. Dealings With the Company. The Trustee and the Holders, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under the Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Trustee and the Holders, or any of them, may deem proper, consistent with the Indenture, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Trustee and the Holders, or any of them, or
(iii) consistent with the Indenture, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Indenture and the Securities, all as the Trustee and the Holders, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 2.5 hereof, it is understood that the Trustee and the Holders, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Trustee and the Holders, or any of them, may deem expedient, consistent with the Indenture, all without notice to the Guarantor.

         SECTION 2.5. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations, the Indenture or the Securities, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to the Guaranty; it being the purpose and intent of the Guarantor, the Company, the Trustee and the Holders that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Supplemental Indenture is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this Section 2.5, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Company, the Trustee and the Holders, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Company, the Trustee and the Holders, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings among the Company, the Trustee and the Holders, or any of them, or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         SECTION 2.6. Maximum Guaranteed Amount. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Supplemental Indenture is hereby authorized by the Guarantor, without notice to the Guarantor, and shall in no way impair or affect the Guaranty or the rights of the Trustee and the Holders, or any of them, herein. It is the intention of the Guarantor, the Company, the Trustee and the Holders, that the Guarantor's obligations hereunder shall be in, but not in excess of, the Maximum Guaranteed Amount. The "Maximum Guaranteed Amount" shall mean the maximum amount which could be paid out by the Guarantor without rendering the Guaranty void or voidable under applicable law including, without limitation, (a) Title 11 of the United States Code, as amended, and (b) applicable state law regarding fraudulent conveyances or fraudulent transfers.

         SECTION 2.7. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Company or any Subsidiary of the Company (other than the Guarantor) or of any surety or guarantor for the Obligations, the rights of the Trustee and the Holders, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Trustee and the Holders, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Trustee and the Holders may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Trustee and the Holders, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Trustee and the Holders of the Guarantor.

         SECTION 2.8. Application of Payments. The Trustee hereby acknowledges and agrees, and each Holder shall be deemed to hereby acknowledge and agree, that to the extent any of the Existing Senior Obligations (as defined below) is then in default, any funds, payments, claims or distributions (the "Guaranty Proceeds") actually received hereunder shall be made available for distribution equally and ratably (based on the principal amounts then outstanding) among (a) the holders of the Obligations and (b) the holders of the Existing Senior Obligations. For purposes hereof, "Existing Senior Obligations" shall mean Debt for borrowed money owed or guaranteed in connection with any unsecured and non-subordinated Debt for borrowed money of the Company or the Guarantor (a) issued in offerings registered under the Securities Act of 1933 or in placements exempt from registration pursuant to Rule 144A or Regulation S thereunder, or
(b) otherwise incurred, which is, in either case, outstanding on the date hereof or incurred hereafter in accordance with the Indenture. This Section 2.8 shall not apply to any payments, funds, claims or distributions received by the Trustee or any Holder directly or indirectly from the Company or any other Person other than from the Guarantor hereunder. The Guarantor acknowledges and agrees with the Trustee and each Holder as follows:

                  (a) to the extent any Guaranty Proceeds are distributed to the holders of the Existing Senior Obligations, the Obligations shall not be deemed reduced by any such distribution, and the Guarantor will continue to make payments pursuant to the Guaranty until such time as the Obligations have been paid in full after taking into effect any distributions of Guaranty Proceeds to the holders of Existing Senior Obligations;

                  (b) nothing contained herein shall be deemed to limit, modify or alter the rights of the Trustee and the Holders or be deemed to subordinate the Obligations to the Existing Senior Obligations, nor give to any holder of Existing Senior Obligations any rights of subrogation;

                  (c) nothing contained herein shall be deemed for the benefit of any holders of Existing Senior Obligations nor shall anything be construed to impose on the Trustee or any Holder any fiduciary duties, obligations or responsibilities to the holders of the Existing Senior Obligations; and

                  (d) the Guaranty is for the sole benefit of the Trustee and the Holders and their respective successors and assigns, and any amounts received by the Trustee and the Holders, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Indenture, if any.

         SECTION 2.9. Waivers by Guarantor. The Guarantor hereby expressly waives: (a) notice of acceptance of the Guaranty, (b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and
(e) all rights of subrogation, indemnification, contribution and reimbursement against the Company, all rights to enforce any remedy the Trustee and the Holders, or any of them, may have against the Company, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Trustee and the Holders, or any of them, in respect of the Obligations, even upon payment in full of the Obligations. Any money received by the Guarantor in violation of this Section 2.9 shall be held in trust by the Guarantor for the benefit of the Trustee and the Holders. If a claim is ever made upon the Trustee and the Holders, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including the Company, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         SECTION 2.10. Remedies Cumulative. No delay by the Trustee and the Holders, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee and the Holders, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Trustee and the Holders, or any of them, permitted hereunder shall in any way impair or affect the Guaranty. For the purpose of the Guaranty, the Obligations shall include, without limitation, all Obligations of the Company to the Trustee and the Holders, notwithstanding any right or power of any third party, individually or in the name of the Company or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         SECTION 2.11. Miscellaneous. The Guaranty is a guaranty of payment and not of collection. In the event of a demand upon the Guarantor under the Guaranty, the Guarantor shall be held and bound to the Trustee and the Holders directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Trustee and the Holders, or any of them, in obtaining performance of or collecting payments due under the Guaranty shall be deemed part of the Obligations guaranteed hereby. The provisions of the Guaranty are for the benefit of the Trustee and the Holders and may not be relied upon or enforced by any other Person without the express written consent of the Trustee and, as to enforcement, may only be enforced in accordance with this Supplemental Indenture and the Indenture.

         SECTION 2.12. Benefit to Guarantor. The Guarantor expressly represents and acknowledges that the issuance and sale of the Securities under the Indenture has been, and will be, of direct interest, benefit and advantage to the Guarantor.

         SECTION 2.13. Solvency. The Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transactions contemplated by the Indenture (a) the capital of the Guarantor will not be unreasonably small to conduct its business; (b) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (c) the present fair salable value of the assets of the Guarantor is greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 2.13, "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS


         SECTION 3.1. Ratification of Indenture. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Georgia. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4. Notices. Any notice required or permitted hereunder or under the Indenture to be given or made to the Guarantor shall be given or made in writing and mailed, first class postage prepaid, to the Guarantor at the address set forth below its signature hereon, or at any other address previously furnished in writing to the Trustee and the Company by the Guarantor, with a copy to the Company given or made in accordance with Section 105 of the Indenture.

         SECTION 3.5. Successors and Assigns. The Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Trustee and the Holders.

         SECTION 3.6. Time of the Essence. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

         SECTION 3.7. Rights of Holders Limited. Notwithstanding anything herein to the contrary, the rights of Holders with respect to this Supplemental Indenture and the Guaranty shall be limited in the manner and to the extent the rights of Holders are limited under the Indenture with respect to the Indenture and the Securities.


                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.


                            IRT PROPERTY COMPANY, as Issuer



                            By: /S/ MARY M. THOMAS
                                -----------------------------------------------
                                 Name:  Mary M. Thomas
                                 Title: Executive Vice President


                            IRT PARTNERS L.P., as Guarantor

                            By:  IRT Property Company, its general partner

                                 By:  /S/ MARY M. THOMAS
                                      -----------------------------------------
                                      Name:  Mary M. Thomas
                                      Title: Executive Vice President

                            Address:     IRT Partners, L.P.
                                         c/o IRT Property Company
                                         200 Galleria Parkway, Suite 1400
                                         Atlanta, Georgia 30339
                                         Attention:  Chief Financial Officer


                            SUNTRUST BANK, ATLANTA, as Trustee


                            By:  /S/ PHILIP DEMOUEY
                                 ----------------------------------------------
                                 Name:  Philip DeMouey
                                 Title: Vice President


                            SUNTRUST BANK, ATLANTA, as Trustee


                            By: /S/ KRISTINE PRALL
                                 ----------------------------------------------
                                 Name:  Kristine Prall
                                 Title: Trust Officer